Exhibit 99.1

For Immediate Release

Contact: China Yida Holding George Wung, CFO Phone: +1 (909) 843-6358 Email: ir@yidacn.net	CCG Investor Relations Crocker Coulson, President Phone: + 1 (646) 213-1915 Email: Crocker.Coulson@ccgir.com

China Yida Announces CEO Share Purchase Plan

FUZHOU, China — August 10, 2011 — China Yida Holding Company (Nasdaq: CNYD) (“China Yida” or the “Company”), a leading diversified entertainment enterprise in China, today announced that Dr. Minhua Chen, the Chairman and Chief Executive Officer of China Yida intends to use his personal funds to purchase up to $250,000 of the Company’s stock in open market transactions from the date of this announcement to December 31, 2011, pursuant to a Rule 10b5-1 plan, subject to the restrictions of and consistent with the Company’s securities trading policy.
“The purchase of the Company’s shares reflects the confidence I have in the long-term fundamentals and growth prospects of China Yida,” said Chairman Chen. "I remain committed to maximizing long-term value for shareholders and realizing the full potential of our business and operations."

Under this plan, Mr. Chen may purchase up to $250,000 of the Company's common stock, subject to certain conditions. The timing and actual number of shares repurchased will depend on a variety of factors including regulatory restrictions on price, manner, timing, and volume, corporate and other regulatory requirements and other market conditions in an effort to minimize the impact of the purchases on the market for the stock. There can be no assurance that any shares will be repurchased either through plan or otherwise.

Rule 10b5-1 permits corporate officers, directors and others to adopt written, pre-arranged stock trading plans when they are not in possession of material, non-public information. These plans allow insiders to have shares bought or sold for their accounts over a period of time regardless of any material, non-public information they may receive after adopting their plans.

As of August 10, 2011, China Yida had approximately 19.55 million shares of common stock outstanding.

About China Yida

China Yida is a leading tourism and media enterprise focused on China’s fast-growing leisure industry and headquartered in Fuzhou City, Fujian province of China.  The Company provides tourism management services and specializes in the development, management and operation of natural, cultural and historic scenic sites.

China Yida currently operates the Great Golden Lake tourist destination (Global Geopark, including Golden Lake, Shangqing River, Zhuangyuan Rock, Luohan Mountain and Taining Old Town), Hua’An Tulou tourist destination (World Culture Heritage, including Dadi ulou cluster and the Shangping Tulou cluster) and China Yunding Park (National Park, including Flower Terrace, Heavenly Lake, Colorful Waterfall, Red River Valley and Jade Valley).

China Yida is also developing three additional tourism projects including Ming Dynasty Entertainment World, China Yang-sheng (Nourishing Life) Tourism Project and the City of Caves. The Company’s operating scenic sites total in aggregate over 300 square kilometers in area.

The Company’s media business provides operations management services including content and advertisement management for the Fujian Education Television Station (“FETV”), a top-rated provincial education television channel, and “Journey through China on the Train”, an advertisement-embedded travel program, currently the only on-board media program from a third party authorized by Ministry of Railways.  For further information, please contact the Company directly or visit its website at http://www.yidacn.net.

For further information, please contact the Company directly, or visit its Web site at http://www.yidacn.net.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as “anticipate, “believe,” “expect,” “future,” “may,” “will,” “would,” “should,” “plan,” “projected,” “intend,” and similar expressions. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of China Yida Holding Co., Inc. (the “Company”) to be materially different from those expressed or implied by such forward-looking statements. The Company’s future operating results are dependent upon many factors, including but not limited to: (i) the Company’s ability to obtain sufficient capital or a strategic business arrangement; (ii) the Company’s ability to build and maintain the management and human resources and infrastructure necessary to support the anticipated growth of its business; (iii) competitive factors and developments beyond the Company’s control; and (iv) other risk factors discussed in the Company’s periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov.

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